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                                                                      EXHIBIT 15

November 11, 2002

The Board of Directors
Beverly Enterprises, Inc.



We are aware of the incorporation by reference in the Beverly Enterprises, Inc. registration statements on Form S-8 (Nos. 33-21505, 333-41671, 333-41669,
333-66026, 333-41673, 333-42131, 333-66018, 333-54734, 333-87290) of our report dated October 30, 2002 relating to the unaudited condensed interim financial statements of Beverly Enterprises, Inc. included in its Form 10-Q for the quarter ended September 30, 2002.